ANNALY CAPITAL MANAGEMENT, INC.

ARTICLES OF RESTATEMENT

October 27, 2025

        FIRST:    Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), desires to restate its charter as currently in effect

        SECOND:    The following provisions and Exhibits A, B, C and D (the “Exhibits”) are all the provisions of the charter currently in effect:

ARTICLE I

        The undersigned, Jacqueline D. Andersen, whose address is 32 South Street,
Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, and with the intention of forming a corporation, does hereby form a corporation under the General Laws of the State of Maryland.

ARTICLE II

        The name of the corporation (which is hereinafter called the “Corporation”) is:

Annaly Capital Management, Inc.

ARTICLE III

        The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Maryland General Corporation Law, as amended from time to time.

ARTICLE IV

        The present address of the principal office of the Corporation in the State of Maryland is:

        CSC-Lawyers Incorporating Service Company
        7 St. Paul Street, Suite 820
        Baltimore, Maryland 21202

ARTICLE V

        The name and address of the resident agent of the Corporation in the State of Maryland are:

        CSC-Lawyers Incorporating Service Company
        7 St. Paul Street, Suite 820
        Baltimore, Maryland 21202

Said resident agent is a Maryland corporation actually residing in the State of Maryland.

ARTICLE VI

        A.     The total number of shares of stock of all classes which the Corporation has authority to issue is one billion five hundred thirty-one million seven hundred fifty thousand (1,531,750,000) shares of capital stock, par value one cent ($0.01) per share, amounting in the aggregate par value to $15,317,500. Of these shares of capital stock, 1,456,750,000 shares are classified as “Common Stock,” 28,800,000 shares are classified as “6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,” 17,000,000 shares are classified as “6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,” 17,700,000 shares are classified as “6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” and 11,500,000 shares are classified as “8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock.” Our Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock. The terms of these shares of preferred stock are described in the Exhibits attached hereto.

B.    The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.

            (1)     Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of capital stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

            (2)     Subject to the provisions of law and any preferences of any class of capital stock hereafter classified or reclassified, dividends, including dividends payable in shares of the Corporation’s stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

            (3)     In the event of any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of capital stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, shall be entitled, together with the holders of any other class of capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

        C.    Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such capital stock into a class or classes of preferred stock, preference stock, special stock, or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

            (1)     The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

(2)     Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of capital stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.
(3)     Whether or not shares of such class or series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4)     Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5)     Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6)    The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of capital stock.

(7)    Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

(8)    Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

D.    For the purposes hereof and of any Articles Supplementary hereto providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such Articles or document), any class or series of capital stock of the Corporation shall be deemed to rank:

(1)     prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2)     on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3)    junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

ARTICLE VII

The current number of Directors of the Corporation is nine (9), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors currently in office, who shall act until the next annual meeting or until their successors are duly chosen and qualified are:

David L. Finkelstein
Thomas Hamilton
Kathy Hopinkah Hannan
Martin Laguerre
Manon Laroche
Eric A. Reeves
Glenn A. Votek
Scott Wede
Vicki Williams

ARTICLE VIII

Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any preemptive or preferential right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

ARTICLE IX

The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE X

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the

Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE XI

Section 1. Definitions. For the purposes of this Article XI, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person either directly or constructively through the application of section 544 of the Code, as modified by sections 856(h)(1)(B) and 856(h)(3)(A) of the Code and determined without respect to whether such ownership has the effect of meeting the stock ownership requirement of section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Owning,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

        “Beneficiary” shall mean the beneficiary of the Trust as determined pursuant to Section 9 of this Article XI.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Capital Stock” shall mean stock that is either Common Stock, Preferred Stock or any other class of capital stock of the Corporation classified or reclassified pursuant to Article VI or this Article XI.
“Excess Securities” shall have the meaning set forth in Section 4 of this Article XI.
“Initial Offering” shall mean the first offering by the Company involving the issuance and sale of not less than 3,000,000 shares of Common Stock, whether or not such offering is pursuant to a registration statement under the Securities Act of 1933, as amended.

“Initial Public Offering” shall mean the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

“Market Price” for any class of Capital Stock shall mean the last reported sales price reported on the New York Stock Exchange of such Capital Stock, on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price of such Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Capital Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of the Capital Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“NYSE” shall mean the New York Stock Exchange.

“Ownership Limit” shall mean the Beneficial Ownership of 9.8%, in number of shares or value, of each class of outstanding Capital Stock of the Corporation, and after adjustment as set forth in Section 11 of this Article XI, shall mean such greater or lesser percentage of the outstanding Capital Stock as so adjusted. The number and value of shares of the outstanding Capital Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering or private placement of Capital Stock for a period of 90 days following the purchase by such underwriter of such Capital Stock.

“Purported Transferee” shall mean, with respect to any purported Transfer which results in Excess Securities, the purported transferee who would have acquired shares of Capital Stock, if such Transfer had been valid under Section 2 of this Article XI.

“REIT” shall mean a real estate investment trust as defined under section 856 of the Code.

“Restriction Termination Date” shall mean the first day of the taxable year as to which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, but excluding the actual conversion or exchange of such securities or rights into Capital Stock and (c) any transfer or other disposition of any interest in Capital Stock as a result of a change in the martial status of the holder thereof), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have the correlative meanings.

“Trust” shall mean the trust created pursuant to Section 6 of this Article XI.

“Trustee” shall mean a banking institution designated by the Corporation as trustee for the Trust that is unaffiliated with either the Corporation or the Purported Transferee.

Section 2.    Ownership Limitation.
(A) Except as provided in Section 12 of this Article XI, from the earlier of (x) the date of the Initial Offering or (y) January 1, 1998, and until the Restriction Termination Date, no Person shall Beneficially Own any class of shares of the outstanding Capital Stock in excess of the Ownership Limit.

(B) Except as provided in Section 12 of this Article XI, from the earlier of (x) the date of the Initial Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning any class of Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Capital Stock representing Beneficial Ownership of shares of any class of Capital Stock in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Capital Stock.

(C) From the earlier of (x) the date of the Initial Public Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being beneficially owned (as provided in section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Capital Stock which would be otherwise beneficially owned (as provided in section 856(a) of the Code) by the intended transferee; and the intended transferee shall acquire no rights in such shares of Capital Stock.

(D) From the earlier of (x) the date of the Initial Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of section 856(h) of the Code shall be void ab initio as to the Transfer of such shares of Capital Stock which would cause the Corporation to be “closely held” within the meaning of section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Capital Stock.

(E) Until the Restriction Termination Date, any Transfer that, if effective, would result in disqualification of the Corporation as a REIT shall be void ab initio as to the Transfer of such shares of Capital Stock; and the intended transferee shall acquire no rights in such shares of Capital Stock.

(F) Nothing contained herein shall impair the settlement of transactions entered into on the facilities of the NYSE or any other exchange or quotation system on which shares of Capital Stock are traded.

Section 3.    Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 2 of this Article XI (whether or not such Transfer is a result of a transaction entered into through the facilities of the NYSE or any other exchange or quotation system on which shares of Capital Stock are traded) or that a Person intends to acquire or Transfer or has attempted to acquire or Transfer Beneficial Ownership of Capital Stock of the Corporation in violation of Section 2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any purported Transfers in violation of this Article XI shall automatically result in the designation and treatment described in this Article XI, irrespective of any action (or non-action) by the Board of Directors.

Section 4. Excess Securities. If at any time after the earlier of (x) the date of the Initial Offering or (y) January 1, 1998 and before the Restriction Termination Date there is a purported Transfer or other change in the capital structure of the Corporation such that (x) any Person would Beneficially Own Capital Stock in excess of the applicable Ownership Limit and (y) any provision of Section 2 of this Article XI or any application of such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, then, except as otherwise provided in Section 12 of this Article XI, such shares of Capital Stock representing Beneficial Ownership of shares of Capital Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall constitute “Excess Securities” and be treated as provided in this Article XI. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure; provided, however, subject to the provisions of Section 12, shares of Capital Stock held by an underwriter in a public offering or private placement of shares, or in a transaction involving the issuance of shares by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, following such distribution, none of such securities will be Excess Securities, shall not constitute Excess Securities.

Section 5.    Notice to Corporation. Any Person who acquires shares of Capital Stock in violation of Section 2 of this Article XI, or any Person who is a Purported Transferee such that Excess Securities results under Section 4 of this Article XI, shall immediately give written notice or, in the event of a proposed or attempted Transfer that would violate Section 2 of this Article XI, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.    Trust for Excess Securities. All Excess Securities shall be transferred by operation of law to the Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Securities may later be transferred pursuant to Section 9 of this Article XI. Excess Securities that constitute Capital Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Transferee shall have no rights in any Excess Securities.

Section 7.    No Distribution for Excess Securities. The Trustee, as holder of Excess Securities, shall pay any distributions (including dividends or distributions upon liquidation, dissolution or winding up) to the Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been purportedly Transferred so as to be deemed Excess Securities shall be paid to the Trust for the exclusive benefit of the Beneficiary.

        Section 8.    No Voting or Exercise Rights for Excess Securities. The Trustee, as holder of Excess Securities, shall not be entitled to vote on any matter and shall not be entitled to exercise or convert any such securities into shares of Capital Stock.

Section 9.    Transfer of Excess Securities. The Trustee shall designate as beneficiary an organization described in sections 170(b)(1)(A) or 170(c) of the Code (a “Beneficiary”) of an interest in the Trust (representing the number of shares (as the case may be) of Excess Securities held by the Trust attributable to a purported Transfer that resulted in the Excess Securities), provided, the Excess Securities held in the Trust would not be Excess Securities in the hands of such Beneficiary. The Trust may transfer shares of Excess Securities if such shares of Capital Stock do not constitute Excess Securities in the hands of the new owner. Upon such a transfer, the Purported Transferee shall receive a price for such Excess Securities equal to the lesser of (i) the price per share such Purported Transferee paid for the Capital Stock in the purported Transfer that resulted in the Excess Securities (or, if the Purported Transferee did not give value for such Excess Securities (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Excess Securities on the date of the purported Transfer that resulted in the Excess Securities), or (ii) the price per share for the Excess Securities received by the Trust from the sale or other disposition of the Excess Securities to the new owner.

If any of the foregoing restrictions on transfer of Excess Securities are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Securities and to hold such Excess Securities on behalf of the Corporation.

Section 10.    Information for Corporation. Until the Restriction Termination Date:
(A) Every record owner of more than 5.0% (during any period in which the number of stockholders of record is 2,000 or more) or 1% (during any period in which the number of stockholders of record is greater than 200 but less than 2,000) or ½ % (during any period in which the number of stockholders is 200 or less) of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such record owner shall also provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(B) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may reasonably request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

Section 11.    Increase in Ownership Limit. The Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that:

(A) Any decrease may be made prospectively as to subsequent holders
(other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

(B) The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Common Stock could Beneficially Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding; and

(C) Prior to the modification of the Ownership Limit the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

Section 12.    Waivers by Board. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of its tax advisor or other documents or evidence satisfactory to the Board of Directors and upon such other conditions as the Board of Directors may direct, may waive the Ownership Limit with respect to an intended transferee in connection with a proposed Transfer which, if consummated, would result in such intended transferee owning shares in excess of the Ownership Limit. The Board may require written notice from a transferee such number of days prior to the proposed Transfer as the Board may determine in its discretion.

Section 13.    Legend. All certificates for shares of Capital Stock shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles of Incorporation.

Section 14.    Other Action by Board. Subject to Section 2(F) of this Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to preserve the Corporation’s status as a REIT.

Section 15.    Ambiguities. Subject to Section 2(F) of this Article XI, in the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article XI with respect to any situation based on the facts known to it.

Section 16.    Severability. If any provisions of this Article XI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE XII

The Corporation hereby expressly elects not to be governed by the provisions of Section 3-602 of the Maryland General Corporation Law.

ARTICLE XIII

Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

ARTICLE XIV

The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

ARTICLE XV

The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, or any of its outstanding stock by classification, reclassification or otherwise.

ARTICLE XVI

The enumeration and definition of particular powers of the Board of Directors included in the foregoing Articles shall in no way be limited or restricted by reference to or inference from the terms of any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

ARTICLE XVII

The duration of the Corporation shall be perpetual.

        THIRD:    The restatement of the charter as hereinabove set forth has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law.

        FOURTH:    The charter is not amended by the foregoing restatement of the charter.

        FIFTH:    The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing restatement of the charter.

        SIXTH:    The name and address of the Corporation’s current resident agent are as set forth in Article V of the foregoing restatement of the charter.

        SEVENTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing restatement of the charter.

        EIGHTH:    The “Share Cap”, as defined in Exhibit A hereto with regard to the 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, originally 4.19815, is equal to 1.0495375 as of the date hereof as a result of a reverse stock split of our common stock at a ratio of 1-for-4 on September 23, 2022.

        NINTH:    The “Share Cap”, as defined in Exhibit B hereto with regard to the 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, originally 4.32152, is equal to 1.08038 as of the date hereof as a result of a reverse stock split of our common stock at a ratio of 1-for-4 on September 23, 2022.

        TENTH:    The “Share Cap”, as defined in Exhibit C hereto with regard to the 6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, originally 5.42888, is equal to 1.35722 as of the date hereof as a result of a reverse stock split of our common stock at a ratio of 1-for-4 on September 23, 2022

        ELEVENTH:    The undersigned officer acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that his statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its ________and attested by its ________ on this ___ day of October, 2025.

ATTEST             ANNALY CAPITAL MANAGEMENT, INC.

_______________________            By: _________________
Name: Anthony Green            Name:    David L. Finkelstein
Title: Chief Corporate Officer,         Title:    Chief Executive Officer and
    Chief Legal Officer and Secretary        Co-Chief Investment Officer

EXHIBIT A
SERIES F PREFERRED STOCK

Under a power contained in Article VI of the charter (the “Charter”) of Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board of Directors”) of the Corporation and a duly authorized committee thereof, by duly adopted resolutions classified and designated 32,200,000 shares of authorized but unissued common stock, $0.01 par value per share, of the Corporation (“Common Stock”) as shares of preferred stock of the Corporation, $0.01 par value per share (“Preferred Stock”), of which 3,400,000 has been reclassified as Common Stock, with such shares of Preferred Stock having the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

1.     Designation and Number. A series of Preferred Stock, classified as the “6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”) is hereby established. The par value of the Series F Preferred Stock is $0.01 per share. The number of authorized shares of the Series F Preferred Stock shall be 28,800,000.

2.     Maturity. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series F Preferred Stock or (ii) the Series F Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set apart for payment the funds to redeem the Series F Preferred Stock.
3.     Ranking. The Series F Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (i) senior to the all classes or series of Common Stock and to all classes or series of stock of the Corporation other than the stock of the Corporation referred to in clauses (ii) and (iii) of this Section 3 (collectively, “Junior Stock”); (ii) on a parity with the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.625% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), and all classes or series of stock of the Corporation with terms specifically providing that such stock ranks on a parity with the Series F Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (iii) junior to all classes or series of stock of the Corporation with terms specifically providing that such stock ranks senior to the Series F
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Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Senior Stock”). The term “stock” shall not include debt securities convertible or exchangeable into Common Stock or Preferred Stock.

4.     Dividends.

(a) Holders of shares of the Series F Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series F Preferred stock from, and including, the Original Issue Date (as defined below) of the Series F Preferred Stock to, but not including, September 30, 2022 (the “Fixed Rate Period”), will be 6.95% of the $25.00 per share liquidation preference per annum (equivalent to $1.7375 per annum per share). On and after September 30, 2022 (the “Floating Rate Period”), dividends on the Series F Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) plus a spread of 4.993%. Dividends on the Series F Preferred Stock shall accumulate daily and with respect to any shares of Series F Preferred Stock issued before December 31, 2017 shall be cumulative from, and including, July 31, 2017 (the “Original Issue Date”), or, with respect to any shares of Series F Preferred Stock issued after December 31, 2017, shall be cumulative from the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the record date for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on the last day of each March, June, September and December beginning December 31, 2017 (each, a “Dividend Payment Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date. No interest, additional dividends or sums in lieu of interest will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series F Preferred Stock, including dividends payable for any partial Dividend Period (as defined below), will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on or about December 31, 2017 will be in the amount of $0.72396 per share of Series F Preferred Stock). Dividends will be payable to holders of record as they appear on the stock records of the Corporation at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (each, a “Dividend Record Date”). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.

    The term “Three-Month LIBOR Rate” shall be calculated for each Dividend Period and means, on any Dividend Determination Date (as defined below): (i) the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at
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approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then the Corporation will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Corporation with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by the Corporation, for loans in U.S. dollars to nationally-recognized European banks (as selected by the Corporation), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by the Corporation do not quote rates in the manner described above, the Three-Month LIBOR Rate for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.

The term “Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the applicable Dividend Period.

The term “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series F Preferred Stock to, but excluding, December 31, 2017.

The term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The terms “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
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(b) No dividends on shares of Series F Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the Series F Preferred Stock will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 4(b) hereof at any time prohibit the current payment of dividends, (ii) whether or not the Corporation has earnings, (iii) whether or not there are funds legally available for the payment of those dividends, and (iv) whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears, and holders of Series F Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series F Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to the Series F Preferred Stock.

(d) Except as provided in Section 4(e) hereof, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Junior Stock) shall be declared or paid or set apart for payment upon shares of Junior Stock or Parity Stock, (ii) no other distribution shall be declared or made upon shares of Junior Stock or Parity, and (iii) shares of Junior Stock or Parity Stock shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, shares of Junior Stock or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock and shares of any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent (i) the redemption, purchase or acquisition by the Corporation of shares of any class or series of stock of the Corporation pursuant to the provisions of Article XI of the Charter, including in order to preserve the Corporation’s qualification as a real estate investment trust, or (ii) the redemption, purchase or acquisition by the Corporation of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of the Corporation.

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and shares of any other classes or series of Parity Stock, all dividends declared upon the Series F Preferred Stock and all other such shares of stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and all other such shares of stock shall in all cases bear to each other the same
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ratio that accumulated dividends per share on the Series F Preferred Stock and all other such shares of stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if any such shares of stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.

(f) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(g) “Set apart for payment” shall be deemed to include (without limitation), without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series F Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

    5.     Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series F Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of Senior Stock, a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Junior Stock; and such holders of Series F Preferred Stock shall not be entitled to any further payment.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and Parity Stock and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of Series F Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, shall be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series F Preferred Stock at the address of such holder as it shall appear on the stock
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records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series F Preferred Stock shall not be added to the Corporation’s total liabilities.

    6.     Redemption.

(a) The Series F Preferred Stock is not redeemable prior to September 30, 2022 except as described in this Section 6 and except that, as provided in Article XI of the Charter, the Corporation may purchase or redeem shares of the Series F Preferred Stock prior to that date, including under circumstances where it is necessary to preserve the Corporation’s qualification as a real estate investment trust for U.S. federal income tax purposes.

(b) Optional Redemption Right. On and after September 30, 2022, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.

(c) Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a) hereof, upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided notice of its election to redeem some or all of the shares of Series F Preferred Stock pursuant to this Section 6, the holders of Series F Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares of Series F Preferred Stock called for redemption.

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(d) A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.
(e) In the event the Corporation elects to redeem Series F Preferred Stock, the notice of redemption will be given by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series F Preferred Stock called for redemption at such holder’s address as it appears on the stock records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series F Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series F Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (vii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series F Preferred Stock being so called for redemption will not be able to tender such shares of Series F Preferred Stock for conversion in connection with the Change of Control and that each share of Series F Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice given to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given.

(f) Holders of shares of Series F Preferred Stock to be redeemed shall surrender the shares of Series F Preferred Stock so called for redemption at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

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(g) If notice of redemption of any shares of Series F Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series F Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series F Preferred Stock, those shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(i) If less than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series F Preferred Stock would own shares of Series F Preferred Stock in excess of the Ownership Limit (as defined in the Charter) or violate any other restriction on ownership or transfer of Capital Stock (as defined in the Charter) set forth in Section 2 of Article XI of the Charter, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series F Preferred Stock of such holder such that the holder will not own shares of Series F Preferred Stock in excess of the Ownership Limit or violate any other restriction on ownership or transfer of Capital Stock set forth in Section 2 of Article XI of the Charter subsequent to such redemption.

(j) Immediately prior to any redemption of Series F Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series F Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by
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conversion into or exchange for shares of, or options, warrants, or rights to purchase or subscribe for, Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Preferred Stock and any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of shares of Series F Preferred Stock pursuant to Article XI of the Charter, including in order to preserve our qualification as a REIT.

(l) Subject to applicable law, the Corporation may purchase shares of Series F Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series F Preferred Stock that the Corporation acquires, by redemption or otherwise, shall be reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be issued as any class or series of Preferred Stock.

7.     Conversion Rights. Shares of Series F Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.

(a) Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series F Preferred Stock held by such holder pursuant to Section 6 hereof, in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of Series F Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series F Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series F Preferred Stock plus (subject to Section 7(p) hereof) the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series F Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such Dividend Payment Date will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 4.19815 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.

(b) The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding
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immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series F Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.

(c) The “Change of Control Conversion Date” is the date the Series F Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is neither fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series F Preferred Stock.

(d) The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) if Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

(e) In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series F Preferred Stock will receive upon conversion of such shares of Series F Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

(f) If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted
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for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

(g) No fractional shares of Common Stock upon the conversion of the Series F Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

(h) Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not exercised its right to redeem all shares of Series F Preferred Stock pursuant to Section 6 hereof, the Corporation will provide to holders of Series F Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series F Preferred Stock to their addresses as they appear on the stock records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series F Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series F Preferred Stock, holders of Series F Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series F Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series F Preferred Stock; (ix) the procedures that the holders of Series F Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series F Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series F Preferred Stock may withdraw shares of Series F Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the conversion of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given.

(i) The Corporation shall also issue a press release containing such notice provided for in Section 7(h) hereof for publication on the Wall Street Journel, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably
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calculated to broadly disseminate the relevant information to the public), and post a notice on its website (if any) in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) hereof to the holders of Series F Preferred Stock.

(j) To exercise the Change of Control Conversion Right, the holders of Series F Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series F Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series F Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series F Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series F Preferred Stock to be converted; and (iii) that the shares of Series F Preferred Stock are to be converted pursuant to the applicable provisions of the Series F Preferred Stock.

(k) Holders of Series F Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series F Preferred Stock; (ii) if certificated shares of Series F Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series F Preferred Stock; and (iii) the number of shares of Series F Preferred Stock, if any, which remain subject to the holder’s conversion notice.

(l) Notwithstanding anything to the contrary contained in Sections 7(j) and (k) hereof, if any shares of Series F Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

(m) Shares of Series F Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series F Preferred Stock pursuant to Section 6 hereof, in which case only the shares of Series F Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series F Preferred Stock that would otherwise be
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converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series F Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6 hereof.

(n) The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

(o) In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series F Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series F Preferred Stock, no holder of Series F Preferred Stock will be entitled to convert such shares of Series F Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of shares of the Corporation’s stock contained in Article XI of the Charter, unless the Corporation provides an exemption from such restrictions to such holder pursuant to Article XI of the Charter.

(p) Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series F Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series F Preferred Stock to be converted.

8.     Voting Rights.

(a) Holders of Series F Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of Series F Preferred Stock are entitled to vote, each share of Series F Preferred Stock will be entitled to one vote, except that when shares of Parity Stock or any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series F Preferred Stock as a single class on any matter, the Series F Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

(b) Whenever dividends on any shares of Series F Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors
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constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series F Preferred Stock, voting as a single class with the holders of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series F Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after the Corporation’s receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation, to the extent permitted by applicable law), and at each subsequent annual meeting of stockholders of the Corporation until all dividends accumulated on the Series F Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid. In that case, the right of holders of Series F Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series F Preferred Stock shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of Series F Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to the voting rights under this Section 8 exceed two. The directors elected by the holders of Series F Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series F Preferred Stock when they have the voting rights as set forth in this Section 8(b) and the holders of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until the Corporation’s next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

(c) If, at any time when the voting rights conferred upon the Series F Preferred Stock pursuant to Section 8(b) hereof are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series F Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable. Any director elected pursuant to Section 8(b) may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series F Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

(d) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds
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of the outstanding shares of Series F Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series Senior Stock or reclassify any of the authorized stock of the Corporation into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series F Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series F Preferred Stock, taking into account that, upon the occurrence of any such Event, the Corporation may not be the successor entity, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series F Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series F Preferred Stock, or the creation or issuance, or any increase in the amounts authorized of any Junior Stock or Parity Stock, including the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, that the Corporation may issue shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series F Preferred Stock.

(e) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of Series F Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption pursuant to Section 6 hereof.

(f) Except as expressly stated in this Section 8, the Series F Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of Series F Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series F Preferred Stock.

(g) Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of the Charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series F Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock (voting as a separate class) shall also be required.

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9.     Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series F Preferred Stock are outstanding, the Corporation will use its best efforts to transmit through the Corporation’s website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required). The Corporation will use its best efforts to provide such reports on its website within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act and the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

10.     Restrictions on Transfer and Ownership. The Series F Preferred Stock shall be subject to the restrictions on transfer and ownership set forth in Article XI of the Charter.

11.     Record Holders. The Corporation and the transfer agent for the Series F Preferred Stock may deem and treat the record holder of any Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

12.     No Preemptive Rights. No holders of Series F Preferred Stock will, as holders of Series F Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

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EXHIBIT B
SERIES G PREFERRED STOCK

Under a power contained in Article VI of the charter (the “Charter”) of Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board of Directors”) of the Corporation and a duly authorized committee thereof, by duly adopted resolutions classified and designated 19,550,000 shares of authorized but unissued common stock, $0.01 par value per share, of the Corporation (“Common Stock”) as shares of preferred stock of the Corporation, $0.01 par value per share (“Preferred Stock”), of which 2,550,000 has been reclassified as Common Stock, with such shares of Preferred Stock having the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

1.     Designation and Number. A series of Preferred Stock, classified as the “6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” (the “Series G Preferred Stock”) is hereby established. The par value of the Series G Preferred Stock is $0.01 per share. The number of authorized shares of the Series G Preferred Stock shall be 17,000,000.

2.     Maturity. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series G Preferred Stock or (ii) the Series G Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set apart for payment the funds to redeem the Series G Preferred Stock.

3.     Ranking. The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (i) senior to the all classes or series of Common Stock and to all classes or series of stock of the Corporation other than the stock of the Corporation referred to in clauses (ii) and (iii) of this Section 3 (collectively, “Junior Stock”); (ii) on a parity with the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.625% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), and all classes or series of stock of the Corporation with terms specifically providing that such stock ranks on a parity with the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (iii) junior to all classes or series of stock of the Corporation with terms specifically providing that such stock ranks senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Senior Stock”). The term “stock” shall not include debt securities convertible or exchangeable into Common Stock or Preferred Stock.

4.     Dividends.

(a) Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series G Preferred stock from, and including, the Original Issue Date (as defined below) of the Series G Preferred Stock to, but not including, March 31, 2023 (the “Fixed Rate Period”), will be 6.50% of the $25.00 per share liquidation preference per annum (equivalent to $1.625 per annum per share). On and after March 31, 2023 (the “Floating Rate Period”), dividends on the Series G Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) plus a spread of 4.172%. Dividends on the Series G Preferred Stock shall accumulate daily and with respect to any shares of Series G Preferred Stock issued before March 31, 2018 shall be cumulative from, and including, January 12, 2018 (the “Original Issue Date”), or, with respect to any shares of Series G Preferred Stock issued after March 31, 2018, shall be cumulative from the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the record date for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on the last day of each March, June, September and December beginning March 31, 2018 (each, as may be modified as provided below, a “Dividend Payment Date”). If any Dividend Payment Date up to and including the scheduled March 31, 2023 Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest, additional dividends or sums in lieu of interest will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. If any Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day, unless that day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the actual payment day. Dividends payable on the Series G Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on or about March 31, 2018 will be in the amount of $0.35660 per share of Series G Preferred Stock). Dividends payable on the Series G Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on the stock records of the Corporation at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Dividend Payment Date, as shall be fixed by the Board of Directors

(each, a “Dividend Record Date”). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.

The term “Three-Month LIBOR Rate” shall be calculated for each Dividend Period and means, on any Dividend Determination Date (as defined below): (i) the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then the Corporation will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Corporation with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by the Corporation, for loans in U.S. dollars to nationally-recognized European banks (as selected by the Corporation), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR

Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the Business Day convention, the definition of Business Day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate it such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

    The term “Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

The term “Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the applicable Dividend Period.

The term “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series G Preferred Stock to, but excluding, March 31, 2018.

The term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

(b) No dividends on shares of Series G Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the Series G Preferred Stock will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 4(b) hereof at any time prohibit the current payment of dividends, (ii) whether or not the Corporation has earnings, (iii) whether or not there are funds legally available for the payment of those dividends, and (iv) whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears, and holders of Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series G Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to the Series G Preferred Stock.

(d) Except as provided in Section 4(e) hereof, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Junior Stock) shall be declared or paid or set apart for payment upon shares of Junior Stock or Parity Stock, (ii) no other distribution shall be declared or made upon shares of Junior Stock or Parity, and (iii) shares of Junior Stock or Parity Stock shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, shares of Junior Stock or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock and shares of any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent (i) the redemption, purchase or acquisition by the Corporation of shares of any class or series of stock of the Corporation pursuant to the provisions of Article XI of the Charter, including in order to preserve the Corporation’s qualification as a real estate investment trust, or (ii) the redemption, purchase or acquisition by the Corporation of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of the Corporation.

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and shares of any other classes or series of Parity Stock, all dividends declared upon the Series G Preferred Stock and all other such shares of stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and all other such shares of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series G Preferred Stock and all other such shares of stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if any such shares of stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears.

(f) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(g) “Set apart for payment” shall be deemed to include (without limitation), without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series G Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

5.     Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series G Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of Senior Stock, a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Junior Stock; and such holders of Series G Preferred Stock shall not be entitled to any further payment.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and Parity Stock and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of Series G Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, shall be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series G Preferred Stock at the address of such holder as it shall appear on the stock records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series G Preferred Stock shall not be added to the Corporation’s total liabilities.

6.     Redemption.

(a) The Series G Preferred Stock is not redeemable prior to March 31, 2023 except as described in this Section 6 and except that, as provided in Article XI of the Charter, the Corporation may purchase or redeem shares of the Series G Preferred Stock prior to that date, including under circumstances where it is necessary to preserve the Corporation’s qualification as a real estate investment trust for U.S. federal income tax purposes.

(b) Optional Redemption Right. On and after March 31, 2023, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.

(c) Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a) hereof, upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided notice of its election to redeem some or all of the shares of Series G Preferred Stock pursuant to this Section 6, the holders of Series G Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares of Series G Preferred Stock called for redemption.

(d) A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the

NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

(e) In the event the Corporation elects to redeem Series G Preferred Stock, the notice of redemption will be given by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series G Preferred Stock called for redemption at such holder’s address as it appears on the stock records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series G Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series G Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (vii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series G Preferred Stock being so called for redemption will not be able to tender such shares of Series G Preferred Stock for conversion in connection with the Change of Control and that each share of Series G Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series G Preferred Stock held by any holder are to be redeemed, the notice given to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given.

(f) Holders of shares of Series G Preferred Stock to be redeemed shall surrender the shares of Series G Preferred Stock so called for redemption at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(g) If notice of redemption of any shares of Series G Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next

Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(i) If less than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares of Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series G Preferred Stock would own shares of Series G Preferred Stock in excess of the Ownership Limit (as defined in the Charter) or violate any other restriction on ownership or transfer of Capital Stock (as defined in the Charter) set forth in Section 2 of Article XI of the Charter, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series G Preferred Stock of such holder such that the holder will not own shares of Series G Preferred Stock in excess of the Ownership Limit or violate any other restriction on ownership or transfer of Capital Stock set forth in Section 2 of Article XI of the Charter subsequent to such redemption.

(j) Immediately prior to any redemption of Series G Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series G Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series G Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by conversion into or exchange for shares of, or options, warrants, or rights to purchase or subscribe for, Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Stock and any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of shares of Series G Preferred Stock pursuant to Article XI of the Charter, including in order to preserve our qualification as a REIT.

(l) Subject to applicable law, the Corporation may purchase shares of Series G Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series G Preferred Stock that the Corporation acquires, by redemption or otherwise, shall be reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be issued as any class or series of Preferred Stock.

7.     Conversion Rights. Shares of Series G Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.

(a) Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series G Preferred Stock held by such holder pursuant to Section 6 hereof, in which case such holder will have the right only with respect to shares of Series G Preferred Stock that are not called for redemption) to convert some or all of the shares of Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series G Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock plus (subject to Section 7(p) hereof) the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such Dividend Payment Date will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 4.32152 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.

(b) The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series G Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.

(c) The “Change of Control Conversion Date” is the date the Series G Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is neither fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series G Preferred Stock.

(d) The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) if Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

(e) In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Stock will receive upon conversion of such shares of Series G Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

(f) If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

(g) No fractional shares of Common Stock upon the conversion of the Series G Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

(h) Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not exercised its right to redeem all shares of Series G Preferred Stock pursuant to Section 6 hereof, the Corporation will provide to holders of Series G Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series G Preferred Stock to their addresses as they appear on the stock records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series G Preferred Stock, holders of Series G Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series G Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series G Preferred Stock; (ix) the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series G Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series G Preferred Stock may withdraw shares of Series G Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the conversion of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given.

(i) The Corporation shall also issue a press release containing such notice provided for in Section 7(h) hereof for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website (if any) in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) hereof to the holders of Series G Preferred Stock.

(j) To exercise the Change of Control Conversion Right, the holders of Series G Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series G Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series G Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series G Preferred Stock to be converted; and (iii) that the shares of Series G Preferred Stock are to be converted pursuant to the applicable provisions of the Series G Preferred Stock.

(k) Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series G Preferred Stock; (ii) if certificated shares of Series G Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and (iii) the number of shares of Series G Preferred Stock, if any, which remain subject to the holder’s conversion notice.

(l) Notwithstanding anything to the contrary contained in Sections 7(j) and (k) hereof, if any shares of Series G Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

(m) Shares of Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series G Preferred Stock pursuant to Section 6 hereof, in which case only the shares of Series G Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series G Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6 hereof.

(n) The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

(o) In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series G Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series G Preferred Stock, no holder of Series G Preferred Stock will be entitled to convert such shares of Series G Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of shares of the Corporation’s stock contained in Article XI of the Charter, unless the Corporation provides an exemption from such restrictions to such holder pursuant to Article XI of the Charter.

(p) Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series G Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series G Preferred Stock to be converted.

8.     Voting Rights.

(a) Holders of Series G Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of Series G Preferred Stock are entitled to vote, each share of Series G Preferred Stock will be entitled to one vote, except that when shares of Parity Stock or any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series G Preferred Stock as a single class on any matter, the Series G Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

(b) Whenever dividends on any shares of Series G Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series G Preferred Stock, voting as a single class with the holders of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series G Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after the Corporation’s receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation, to the extent permitted by applicable law), and at each subsequent annual meeting of stockholders of the Corporation until all dividends accumulated on the Series G Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid. In that case, the right of holders of Series G Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series G Preferred Stock shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of Series G Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to the voting rights under this Section 8 exceed two. The directors elected by the holders of Series G Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series G Preferred Stock when they have the voting rights as set forth in this Section 8(b) and the holders of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until the Corporation’s next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

(c) If, at any time when the voting rights conferred upon the Series G Preferred Stock pursuant to Section 8(b) hereof are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series G Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable. Any director elected pursuant to Section 8(b) may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series G Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

(d) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series Senior Stock or reclassify any of the authorized stock of the Corporation into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series G Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series G Preferred Stock, taking into account that, upon the occurrence of any such Event, the Corporation may not be the successor entity, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series G Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series G Preferred Stock, or the creation or issuance, or any increase in the amounts authorized of any Junior Stock or Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, that the Corporation may issue shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series G Preferred Stock.

(e) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of Series G Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption pursuant to Section 6 hereof.

(f) Except as expressly stated in this Section 8, the Series G Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of Series G Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series G Preferred Stock.

(g) Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of the Charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series G Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (voting as a separate class) shall also be required.

9.     Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, the Corporation will use its best efforts to transmit through the Corporation’s website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required). The Corporation will use its best efforts to provide such reports on its website within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if the Corporation were subject to Section

13 or 15(d) of the Exchange Act and the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

10.     Restrictions on Transfer and Ownership. The Series G Preferred Stock shall be subject to the restrictions on transfer and ownership set forth in Article XI of the Charter.

11.     Record Holders. The Corporation and the transfer agent for the Series G Preferred Stock may deem and treat the record holder of any Series G Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

12.     No Preemptive Rights. No holders of Series G Preferred Stock will, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

EXHIBIT C
SERIES I PREFERRED STOCK

Under a power contained in Article VI of the charter (the “Charter”) of Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board of Directors”) of the Corporation and a duly authorized committee thereof, by duly adopted resolutions classified and designated 18,400,000 shares of authorized but unissued common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) as shares of preferred stock of the Corporation, $0.01 par value per share (the “Preferred Stock”), of which 700,000 has been reclassified as Common Stock, with such shares of Preferred Stock having the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
1.Designation and Number. A series of Preferred Stock, classified as the “6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” (the “Series I Preferred Stock”) is hereby established. The par value of the Series I Preferred Stock is $0.01 per share. The number of authorized shares of the Series I Preferred Stock shall be 17,700,000.
2.Maturity. The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series I Preferred Stock or (ii) the Series I Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set apart for payment the funds to redeem the Series I Preferred Stock.
3.Ranking. The Series I Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (i) senior to the all classes or series of Common Stock and to all classes or series of stock of the Corporation other than the stock of the Corporation referred to in clauses (ii) and (iii) of this Section 3 (collectively, “Junior Stock”); (ii) on a parity with the Corporation’s 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series G Preferred Stock”), and all classes or series of stock of the Corporation with terms specifically providing that such stock ranks on a parity with the Series I Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (iii) junior to all classes or series of stock of the Corporation with terms specifically providing that such stock ranks senior to the Series I Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Senior Stock”). The term “stock” shall not include debt securities convertible or exchangeable into Common Stock or Preferred Stock.
4.Dividends.
(a) Holders of shares of the Series I Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series I Preferred stock from, and including, the Original Issue Date (as defined below) of the Series I Preferred Stock to, but not including, June 30, 2024 (the “Fixed Rate Period”), will be 6.750% of the $25.00 per share liquidation preference per annum (equivalent to $1.6875 per annum per share). On and after June 30, 2024 (the “Floating Rate Period”), dividends on the Series I Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) plus a spread of 4.989%. Dividends on the Series I Preferred Stock shall accumulate daily and with respect to any shares of Series I Preferred Stock issued before September 30, 2019 shall be cumulative from, and including, June 27, 2019 (the “Original Issue Date”), or, with respect to any shares of Series I Preferred Stock issued after September 30, 2019, shall be cumulative from the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the record date for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on the last day of each March, June, September and December beginning September 30, 2019 (each, as may be modified as provided below, a “Dividend Payment Date”). If any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest, additional dividends or sums in lieu of interest will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series I Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on or about September 30, 2019 will be in the amount of $0.43594 per share of Series I Preferred Stock). Dividends payable on the Series I Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on the stock records of the Corporation at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (each, a “Dividend Record Date”). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.
    The term “Three-Month LIBOR Rate” shall be calculated for each Dividend Period and means, on any Dividend Determination Date (as defined below): (i) the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then the Corporation will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Corporation with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by the Corporation, for loans in U.S. dollars to nationally-recognized European banks (as selected by the Corporation), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in the Corporation’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
    Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the Business Day convention, the definition of Business Day, the Dividend Determination Date, the interest rate spread and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

    The term “Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

    The term “Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the applicable Dividend Period.

    The term “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series I Preferred Stock to, but excluding, September 30, 2019.

    The term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    The term “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

(b) No dividends on shares of Series I Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, dividends on the Series I Preferred Stock will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 4(b) hereof at any time prohibit the current payment of dividends, (ii) whether or not the Corporation has earnings, (iii) whether or not there are funds legally available for the payment of those dividends, and (iv) whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears, and holders of Series I Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series I Preferred

Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to the Series I Preferred Stock.
(d) Except as provided in Section 4(e) hereof, unless full cumulative dividends on the Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Junior Stock) shall be declared or paid or set apart for payment upon shares of Junior Stock or Parity Stock, (ii) no other distribution shall be declared or made upon shares of Junior Stock or Parity, and (iii) shares of Junior Stock or Parity Stock shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, shares of Junior Stock or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series I Preferred Stock and shares of any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent (i) the redemption, purchase or acquisition by the Corporation of shares of any class or series of stock of the Corporation pursuant to the provisions of Article XI of the Charter, including in order to preserve the Corporation’s qualification as a real estate investment trust, or (ii) the redemption, purchase or acquisition by the Corporation of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of the Corporation.
(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and shares of any other classes or series of Parity Stock, all dividends declared upon the Series I Preferred Stock and all other such shares of stock shall be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and all other such shares of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series I Preferred Stock and all other such shares of stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if any such shares of stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears.
(f) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(g) “Set apart for payment” shall be deemed to include (without limitation), without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series I Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
5.Liquidation Preference.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series I Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of Senior Stock, a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Junior Stock; and such holders of Series I Preferred Stock shall not be entitled to any further payment.
(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series I Preferred Stock and Parity Stock and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of Series I Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, shall be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series I Preferred Stock at the address of such holder as it shall appear on the stock records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
(d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series I Preferred Stock shall not be added to the Corporation’s total liabilities.
6.Redemption.
(a) The Series I Preferred Stock is not redeemable prior to June 30, 2024 except as described in this Section 6 and except that, as provided in Article XI of the Charter, the Corporation may purchase or redeem shares of the Series I Preferred Stock prior to that date, including under circumstances where it is necessary to preserve the Corporation’s qualification as a real estate investment trust for U.S. federal income tax purposes.
(b) Optional Redemption Right. On and after June 30, 2024, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.
(c) Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a) hereof, upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series I Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided notice of its election to redeem some or all of the shares of Series I Preferred Stock pursuant to this Section 6, the holders of Series I Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares of Series I Preferred Stock called for redemption.
(d) A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.
(e) In the event the Corporation elects to redeem Series I Preferred Stock, the notice of redemption will be given by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series I Preferred Stock called for redemption at such holder’s address as it appears on the stock records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series I Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series I Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (vii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series I Preferred Stock being so called for redemption will not be able to tender such shares of Series I Preferred Stock for conversion in connection with the Change of Control and that each share of Series I Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series I Preferred Stock held by any holder are to be redeemed, the notice given to such holder shall also specify the number of shares of Series I Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the redemption of any shares of Series I Preferred Stock except as to the holder to whom notice was defective or not given.
(f) Holders of shares of Series I Preferred Stock to be redeemed shall surrender the shares of Series I Preferred Stock so called for redemption at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
(g) If notice of redemption of any shares of Series I Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series I Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series I Preferred Stock, those shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
(h) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.
(i) If less than all of the outstanding shares of Series I Preferred Stock are to be redeemed, the shares of Series I Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series I Preferred Stock would own shares of Series I Preferred Stock in excess of the Ownership Limit (as defined in the Charter) or violate any other restriction on ownership or transfer of Capital Stock (as defined in the Charter) set forth in Section 2 of Article XI of the Charter, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series I Preferred Stock of such holder such that the holder will not own shares of Series I Preferred Stock in excess of the Ownership Limit or violate any other restriction on ownership or transfer of Capital Stock set forth in Section 2 of Article XI of the Charter subsequent to such redemption.
(j) Immediately prior to any redemption of Series I Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series I Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series I Preferred Stock to be redeemed.
(k) Unless full cumulative dividends on all shares of Series I Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series I Preferred Stock shall be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series I Preferred Stock (except by conversion into or exchange for shares of, or options, warrants, or rights to purchase or subscribe for, Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Stock and any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of shares of Series I Preferred Stock pursuant to Article XI of the Charter, including in order to preserve the Corporation’s qualification as a REIT.
(l) Subject to applicable law, the Corporation may purchase shares of Series I Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series I Preferred Stock that the Corporation acquires, by redemption or otherwise, shall be reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be issued as any class or series of Preferred Stock.
7.Conversion Rights. Shares of Series I Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.
(a) Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series I Preferred Stock held by such holder pursuant to Section 6 hereof, in which case such holder will have the right only with respect to shares of Series I Preferred Stock that are not called for redemption) to convert some or all of the shares of Series I Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series I Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series I Preferred Stock plus (subject to Section 7(p) hereof) the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series I Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such Dividend Payment Date will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 5.42888 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b) The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series I Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.
(c) The “Change of Control Conversion Date” is the date the Series I Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is neither fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series I Preferred Stock.
(d) The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) if Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
(e) In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series I Preferred Stock will receive upon conversion of such shares of Series I Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f) If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g) No fractional shares of Common Stock upon the conversion of the Series I Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h) Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not exercised its right to redeem all shares of Series I Preferred Stock pursuant to Section 6 hereof, the Corporation will provide to holders of Series I Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series I Preferred Stock to their addresses as they appear on the stock records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series I Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series I Preferred Stock, holders of Series I Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series I Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series I Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series I Preferred Stock; (ix) the procedures that the holders of Series I Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series I Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series I Preferred Stock may withdraw shares of Series I Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the conversion of any shares of Series I Preferred Stock except as to the holder to whom notice was defective or not given.
(i) The Corporation shall also issue a press release containing such notice provided for in Section 7(h) hereof for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website (if any) in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) hereof to the holders of Series I Preferred Stock.
(j) To exercise the Change of Control Conversion Right, the holders of Series I Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series I Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series I Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series I Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series I Preferred Stock to be converted; and (iii) that the shares of Series I Preferred Stock are to be converted pursuant to the applicable provisions of the Series I Preferred Stock.
(k) Holders of Series I Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series I Preferred Stock; (ii) if certificated shares of Series I Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series I Preferred Stock; and (iii) the number of shares of Series I Preferred Stock, if any, which remain subject to the holder’s conversion notice.

(l) Notwithstanding anything to the contrary contained in Sections 7(j) and (k) hereof, if any shares of Series I Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)     Shares of Series I Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series I Preferred Stock pursuant to Section 6 hereof, in which case only the shares of Series I Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series I Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series I Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6 hereof.
(n) The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o) In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series I Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series I Preferred Stock, no holder of Series I Preferred Stock will be entitled to convert such shares of Series I Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of shares of the Corporation’s stock contained in Article XI of the Charter, unless the Corporation provides an exemption from such restrictions to such holder pursuant to Article XI of the Charter.
(p) Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series I Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section, the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series I Preferred Stock to be converted.
8.Voting Rights.
(a) Holders of Series I Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of Series I Preferred Stock are entitled to vote, each share of Series I Preferred Stock will be entitled to one vote, except that when shares of Parity Stock or any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series I Preferred Stock as a single class on any matter, the Series I Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
(b) Whenever dividends on any shares of Series I Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series I Preferred Stock, voting as a single class with the holders of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series I Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after the Corporation’s receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation, to the extent permitted by applicable law), and at each subsequent annual meeting of stockholders of the Corporation until all dividends accumulated on the Series I Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid. In that case, the right of holders of Series I Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series I Preferred Stock shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of Series I Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to the voting rights under this Section 8 exceed two. The directors elected by the holders of Series I Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series I Preferred Stock when they have the voting rights as set forth in this Section 8(b) and the holders of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until the Corporation’s next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

(c) If, at any time when the voting rights conferred upon the Series I Preferred Stock pursuant to Section 8(b) hereof are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series I Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable. Any director elected pursuant to Section 8(b) may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series I Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).
(d) So long as any shares of Series I Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series Senior Stock or reclassify any of the authorized stock of the Corporation into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series I Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series I Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series I Preferred Stock, taking into account that, upon the occurrence of any such Event, the Corporation may not be the successor entity, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series I Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series I Preferred Stock, or the creation or issuance, or any increase in the amounts authorized of any Junior Stock or Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, that the Corporation may issue shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series I Preferred Stock.
(e) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of Series I Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series I Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption pursuant to Section 6 hereof.
(f) Except as expressly stated in this Section 8, the Series I Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of

Series I Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series I Preferred Stock.
(g) Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of the Charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series I Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock (voting as a separate class) shall also be required.
9.Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series I Preferred Stock are outstanding, the Corporation will use its best efforts to transmit through the Corporation’s website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required). The Corporation will use its best efforts to provide such reports on its website within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act and the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.
10.Restrictions on Transfer and Ownership. The Series I Preferred Stock shall be subject to the restrictions on transfer and ownership set forth in Article XI of the Charter.
11.Record Holders. The Corporation and the transfer agent for the Series I Preferred Stock may deem and treat the record holder of any Series I Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.
12.No Preemptive Rights. No holders of Series I Preferred Stock will, as holders of Series I Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

EXHIBIT D
SERIES J PREFERRED STOCK

Under a power contained in Article VI of the charter (the “Charter”) of Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board of Directors”) of the Corporation and a duly authorized committee thereof, by duly adopted resolutions classified and designated 11,500,000 shares of authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation (“Common Stock”) as shares of preferred stock of the Corporation, $0.01 par value per share (“Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.8750% Series J Fixed-Rate Cumulative Redeemable Preferred Stock
1.Designation and Number. A series of Preferred Stock, classified as the “8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock” (the “Series J Preferred Stock”) is hereby established. The par value of the Series J Preferred Stock is $0.01 per share. The number of authorized shares of the Series J Preferred Stock shall be 11,500,000.
2.Maturity. The Series J Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series J Preferred Stock or (ii) the Series J Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set apart for payment the funds to redeem the Series J Preferred Stock.
3.Ranking. The Series J Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (i) senior to the all classes or series of Common Stock and to all classes or series of stock of the Corporation other than the stock of the Corporation referred to in clauses (ii) and (iii) of this Section 3 (collectively, “Junior Stock”); (ii) on parity with the Corporation’s 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series G Preferred Stock”), 6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series I Preferred Stock”), and all classes or series of stock of the Corporation with terms specifically providing that such stock ranks on parity with the Series J Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (iii) junior to all classes or series of stock of the Corporation with terms specifically providing that such stock ranks senior to the Series J Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (collectively, “Senior

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Stock”). The term “stock” shall not include debt securities convertible or exchangeable into Common Stock or Preferred Stock.
4.Dividends.
(a)Holders of shares of the Series J Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at a rate equal to 8.875% per annum of the $25.00 per share liquidation preference (equivalent to
$2.21875 per annum per share), for each Dividend Period (as defined below) from and including the Original Issue Date (as defined below). Dividends on the Series J Preferred Stock shall accumulate daily and with respect to any shares of Series J Preferred Stock issued before December 31, 2025 shall be cumulative from, and including, August 7, 2025 (the “Original Issue Date”), or, with respect to any shares of Series J Preferred Stock issued after December 31, 2025, shall be cumulative from the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the record date for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on the last day of each March, June, September and December beginning December 31, 2025 (each, as may be modified as provided below, a “Dividend Payment Date”). If any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest, additional dividends or sums in lieu of interest will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series J Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30- day months (it being understood that the dividend payable on or about December 31, 2025 will be in the amount of $0.88750 per share of Series J Preferred Stock). Dividends will be payable to holders of record as they appear on the stock records of the Corporation at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (each, a “Dividend Record Date”). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.
The term “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series J Preferred Stock to, but excluding, December 31, 2025.
(b)No dividends on shares of Series J Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof

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would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

(c)Notwithstanding anything to the contrary contained herein, dividends on the Series J Preferred Stock will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 4(b) hereof at any time prohibit the current payment of dividends, (ii) whether or not the Corporation has earnings, (iii) whether or not there are funds legally available for the payment of those dividends, and (iv) whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series J Preferred Stock which may be in arrears, and holders of Series J Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series J Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to the Series J Preferred Stock.
(d)Except as provided in Section 4(e) hereof, unless full cumulative dividends on the Series J Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Junior Stock) shall be declared or paid or set apart for payment upon shares of Junior Stock or Parity Stock, (ii) no other distribution shall be declared or made upon shares of Junior Stock or Parity, and (iii) shares of Junior Stock or Parity Stock shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, shares of Junior Stock or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series J Preferred Stock and shares of any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent (i) the redemption, purchase or acquisition by the Corporation of shares of any class or series of stock of the Corporation pursuant to the provisions of Article XI of the Charter, including in order to preserve the Corporation’s qualification as a real estate investment trust, or
(ii) the redemption, purchase or acquisition by the Corporation of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of the Corporation.
(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Stock and shares of any other classes or series of Parity Stock, all dividends declared upon the Series J Preferred Stock and all other such shares of stock shall be declared pro rata so that the amount of dividends declared per share of Series J Preferred Stock and all other such shares of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series J Preferred Stock and all other such shares of stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if any such shares of stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Stock which may be in arrears.

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(f)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(g)“Set apart for payment” shall be deemed to include (without limitation), without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series J Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
5.Liquidation Preference.
(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series J Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of Senior Stock, a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Junior Stock; and such holders of Series J Preferred Stock shall not be entitled to any further payment.
(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series J Preferred Stock and Parity Stock, then the holders of Series J Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c)Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, shall be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series J Preferred Stock at the address of such holder as it shall appear on the stock records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series J Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

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(d)In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series J Preferred Stock shall not be added to the Corporation’s total liabilities.
6.Redemption.
(a)The Series J Preferred Stock is not redeemable prior to September 30, 2030 except as described in this Section 6 and except that, as provided in Article XI of the Charter, the Corporation may purchase or redeem shares of the Series J Preferred Stock prior to that date, including under circumstances where it is necessary to preserve the Corporation’s qualification as a real estate investment trust for U.S. federal income tax purposes.
(b)Optional Redemption Right. On and after September 30, 2030, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series J Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.
(c)Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a) hereof, upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series J Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus, subject to Section 6(j) hereof, any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided notice of its election to redeem some or all of the shares of Series J Preferred Stock pursuant to this Section 6, the holders of Series J Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares of Series J Preferred Stock called for redemption.
(d)A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation

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nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.
(e)In the event the Corporation elects to redeem Series J Preferred Stock, the notice of redemption will be given by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series J Preferred Stock called for redemption at such holder’s address as it appears on the stock records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series J Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series J Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (vii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series J Preferred Stock being so called for redemption will not be able to tender such shares of Series J Preferred Stock for conversion in connection with the Change of Control and that each share of Series J Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series J Preferred Stock held by any holder are to be redeemed, the notice given to such holder shall also specify the number of shares of Series J Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the redemption of any shares of Series J Preferred Stock except as to the holder to whom notice was defective or not given.
(f)Holders of shares of Series J Preferred Stock to be redeemed shall surrender the shares of Series J Preferred Stock so called for redemption at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
(g)If notice of redemption of any shares of Series J Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series J Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series J Preferred Stock, those shares of Series J Preferred Stock shall no longer be outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
(h)If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next

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Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.
(i)If less than all of the outstanding shares of Series J Preferred Stock are to be redeemed, the shares of Series J Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series J Preferred Stock would own shares of Series J Preferred Stock in excess of the Ownership Limit (as defined in the Charter) or violate any other restriction on ownership or transfer of Capital Stock (as defined in the Charter) set forth in Section 2 of Article XI of the Charter, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series J Preferred Stock of such holder such that the holder will not own shares of Series J Preferred Stock in excess of the Ownership Limit or violate any other restriction on ownership or transfer of Capital Stock set forth in Section 2 of Article XI of the Charter subsequent to such redemption.
(j)Immediately prior to any redemption of Series J Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series J Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series J Preferred Stock to be redeemed.
(k)Unless full cumulative dividends on all shares of Series J Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series J Preferred Stock shall be redeemed unless all outstanding shares of Series J Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series J Preferred Stock (except by conversion into or exchange for shares of, or options, warrants, or rights to purchase or subscribe for, Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series J Preferred Stock and any other class or series of Parity Stock); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of shares of Series J Preferred Stock pursuant to Article XI of the Charter, including in order to preserve the Corporation’s qualification as a REIT.
(l)Subject to applicable law, the Corporation may purchase shares of Series J Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series J Preferred Stock that the Corporation acquires, by redemption or otherwise, shall be reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be issued as any class or series of Preferred Stock.

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7.Conversion Rights. Shares of Series J Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.
(a)Upon the occurrence of a Change of Control, each holder of Series J Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series J Preferred Stock held by such holder pursuant to Section 6 hereof, in which case such holder will have the right only with respect to shares of Series J Preferred Stock that are not called for redemption) to convert some or all of the shares of Series J Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series J Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series J Preferred Stock plus (subject to Section 7(p) hereof) the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series J Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such Dividend Payment Date will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 2.43072 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.
(c)The “Change of Control Conversion Date” is the date the Series J Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is neither fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series J Preferred Stock.
(d)The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately

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preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) if Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
(e)In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof)
(the “Alternative Form Consideration”), a holder of Series J Preferred Stock will receive upon conversion of such shares of Series J Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)No fractional shares of Common Stock upon the conversion of the Series J Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not exercised its right to redeem all shares of Series J Preferred Stock pursuant to Section 6 hereof, the Corporation will provide to holders of Series J Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series J Preferred Stock to their addresses as they appear on the stock records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series J Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any

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shares of Series J Preferred Stock, holders of Series J Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series J Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
(vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series J Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series J Preferred Stock; (ix) the procedures that the holders of Series J Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series J Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series J Preferred Stock may withdraw shares of Series J Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal. No failure to give such notice or any defect thereto or in the giving thereof shall affect the validity of the proceedings for the conversion of any shares of Series J Preferred Stock except as to the holder to whom notice was defective or not given.
(i) The Corporation shall also issue a press release containing such notice provided for in Section 7(h) hereof for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website (if any) in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) hereof to the holders of Series J Preferred Stock.
(j)To exercise the Change of Control Conversion Right, the holders of Series J Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series J Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series J Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series J Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series J Preferred Stock to be converted; and (iii) that the shares of Series J Preferred Stock are to be converted pursuant to the applicable provisions of the Series J Preferred Stock.
(k)Holders of Series J Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series J Preferred Stock; (ii) if certificated shares of Series J Preferred Stock have been surrendered for conversion, the

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certificate numbers of the withdrawn shares of Series J Preferred Stock; and (iii) the number of shares of Series J Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)Notwithstanding anything to the contrary contained in Sections 7(j) and (k) hereof, if any shares of Series J Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)Shares of Series J Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series J Preferred Stock pursuant to
Section 6 hereof, in which case only the shares of Series J Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series J Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series J Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6 hereof.
(n)The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series J Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series J Preferred Stock, no holder of Series J Preferred Stock will be entitled to convert such shares of Series J Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of shares of the Corporation’s stock contained in
Article XI of the Charter, unless the Corporation provides an exemption from such restrictions to such holder pursuant to Article XI of the Charter.
(p)Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series J Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case,

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the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series J Preferred Stock to be converted.
8.Voting Rights.
(a)Holders of Series J Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of Series J Preferred Stock are entitled to vote, each share of Series J Preferred Stock will be entitled to one vote, except that when shares of Parity Stock or any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series J Preferred Stock as a single class on any matter, the Series J Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
(b)Whenever dividends on any shares of Series J Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series J Preferred Stock, and the holders of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote (voting together as a single class) for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series J Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after the Corporation’s receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation, to the extent permitted by applicable law), and at each subsequent annual meeting of stockholders of the Corporation until all dividends accumulated on the Series J Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid. In that case, the right of holders of Series J Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series J Preferred Stock shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of Series J Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to the voting rights under this Section 8 exceed two. The directors elected by the holders of Series J Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series J Preferred Stock when they have the voting rights as set forth in this Section 8(b) and the holders of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until the Corporation’s

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next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
(c)If, at any time when the voting rights conferred upon the Series J Preferred Stock pursuant to Section 8(b) hereof are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series J Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable. Any director elected pursuant to Section 8(b) may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series J Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class).
(d)So long as any shares of Series J Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series J Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series Senior Stock or reclassify any of the authorized stock of the Corporation into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series J Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series J Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series J Preferred Stock, taking into account that, upon the occurrence of any such Event, the Corporation may not be the successor entity, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series J Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series J Preferred Stock, or the creation or issuance, or any increase in the amounts authorized of any Junior Stock or Parity Stock, including the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock, that the Corporation may issue shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series J Preferred Stock.
(e)The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of Series J Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption pursuant to Section 6 hereof.

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(f)Except as expressly stated in this Section 8, the Series J Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of Series J Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series J Preferred Stock.
(g)Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of the Charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series J Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series J Preferred Stock (voting as a separate class) shall also be required.
9.Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series J Preferred Stock are outstanding, the Corporation will use its best efforts to transmit through the Corporation’s website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required). The Corporation will use its best efforts to provide such reports on its website within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if the Corporation were subject to
Section 13 or 15(d) of the Exchange Act and the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.
10.Restrictions on Transfer and Ownership. The Series J Preferred Stock shall be subject to the restrictions on transfer and ownership set forth in Article XI of the Charter.
11.Record Holders. The Corporation and the transfer agent for the Series J Preferred Stock may deem and treat the record holder of any Series J Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.
12.No Preemptive Rights. No holders of Series J Preferred Stock will, as holders of Series J Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

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